SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2016

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 9, 2016, USA Technologies, Inc. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

1.	Election of Directors.

Each nominee for director was elected, and the voting results are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non- votes

Steven D. Barnhart	15,809,332	323,590	15,253,855
Joel Brooks	15,285,358	847,564	15,253,855
Stephen P. Herbert	15,403,567	729,355	15,253,855
Robert L. Metzger	15,784,883	348,039	15,253,855
Albin F. Moschner	15,306,692	826,230	15,253,855
William J. Reilly, Jr.	15,310,578	822,344	15,253,855
William J. Schoch	15,798,421	334,501	15,253,855

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2016.

The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016 was approved, and the voting results were as follows:

Votes For	31,116,818
Votes Against	224,940
Abstentions	45,019
Broker Non-Votes	0

3.	Advisory Vote on Named Executive Officer Compensation.

The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as described under the Executive Compensation section of the Company’s proxy statement, and the voting results were as follows:

Votes For	13,898,759
Votes Against	2,173,815
Abstentions	60,348
Broker Non-Votes	15,253,855

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 14, 2016	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman & Chief Executive Officer